UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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Form 8-K
Current Report
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Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2021 (November 2, 2021)

SELECTQUOTE, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39295	94-3339273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 West 115th Street, Suite 2511
Overland Park, Kansas 66211
(Address of principal executive offices) (Zip code)

(913) 599-9225
(Registrant’s telephone number, including area code)

No change since last report
(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SLQT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On November 2, 2021, SelectQuote, Inc. (the “Company”) entered into a Second Amendment (the “Second Amendment”) to the Credit Agreement, dated as of November 5, 2019, by and among the Company; Morgan Stanley Capital Administrators, Inc., as administrative agent; certain of the Company’s existing lenders; and other parties from time to time party thereto (as amended on February 24, 2021, the “Senior Secured Credit Facility” and, together with the Second Amendment, the “Amended Agreement”). The Second Amendment amends the Senior Secured Credit Facility to, among other things, provide for an additional $25.0 million of committed capital under the existing revolving credit facility (the “Revolving Credit Facility”). The Second Amendment also provides for two additional delayed draw term loan commitments (“Second Amendment DDTL A Commitment” and “Second Amendment DDTL B Commitment,” respectively), each in an amount of $100.0 million, for an aggregate value of $200.0 million, under the existing delayed draw term loan facility (the “DDTL Facility”). The DDTL Facility also includes a pre-existing delayed draw term loan commitment in an amount of $145.0 million (the “First Amendment DDTL Commitment”), which remains unused as of the date hereof. Pursuant to the terms of the Amended Agreement, the First Amendment DDTL Commitment must be drawn in full before the Company may draw funds under the Second Amendment DDTL A Commitment, which must be drawn by January 31, 2022. The additional $100.0 million under the Second Amendment DDTL B Commitment may be drawn from time to time, subject to certain conditions, during the first fifteen months following the effective date of the Second Amendment. As of November 4, 2021, the borrowing capacities under the Revolving Credit Facility and DDTL Facility are $100.0 million and $345.0 million, respectively.

The Amended Agreement contains customary affirmative and negative covenants and events of default. The Amended Agreement also requires the Company and certain of its subsidiaries to maintain a minimum asset coverage ratio.

The obligations of the Company under the Amended Agreement are guaranteed by certain of the Company’s subsidiaries and secured by a security interest in all assets of the Company, subject to certain exceptions detailed in the Amended Agreement and related ancillary documentation.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the terms of the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02    Results of Operations and Financial Condition.

On November 4, 2021, the Company reported its financial results for the first quarter ended September 30, 2021. A copy of the related press release and investor presentation are attached hereto as Exhibits 99.1 and 99.2, respectively.

These exhibits are being furnished pursuant to Item 2.02, and the information contained therein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall either of them be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference under this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release
99.2	Investor Presentation
10.1	Second Amendment to Credit Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTQUOTE, INC.

Date: November 4, 2021	By: /s/ Raffaele Sadun
Name: Raffaele Sadun
Title: Chief Financial Officer